UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 9, 2025

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
3.519% Notes due February 8, 2031	BDX31	New York Stock Exchange
3.828% Notes due June 7, 2032	BDX32A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
This Amendment No. 1 to the Current Report on Form 8-K (the “Original 8-K”) amends Item 5.02 of Becton, Dickinson and Company’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2025 (the “Original Form 8-K”). This Amendment should be read in conjunction with the Original 8-K.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On October 15, 2025, the Company filed a Current Report on Form 8-K that reported that Vitor Roque, who previously served as the Company’s Senior Vice President of Finance, Business Units and Corporate Financial Planning & Analysis, was appointed as the Company’s interim Chief Financial Officer, effective December 5, 2025.
Effective May 7, 2026 (the “Effective Date”), the Company’s Board of Directors (the “Board”) approved the appointment of Mr. Roque as the Company’s Executive Vice President and Chief Financial Officer. In connection with this appointment, the Company’s Compensation and Human Capital Committee (the “Compensation Committee”) approved an annual base salary for Mr. Roque of $770,000, an annual target bonus equal to 95% of his base salary, pro-rated for the fiscal year ending September 30, 2026 to account for his change in salary and bonus target, and an annual equity compensation award target value of $3,000,000, each effective as of the Effective Date.
In addition, in recognition of Mr. Roque’s service as interim Chief Financial Officer, the Company’s Compensation Committee approved a cash payment of $250,000 and a grant of time-vested units valued at $250,000, both to be awarded as of the Effective Date.
The equity awards referred to herein are subject to Mr. Roque’s continued service through each applicable vesting date and the other terms and conditions of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”). The 2004 Plan is filed as an exhibit to the Company’s Quarterly Report filed on Form 10-Q for the quarter ended December 31, 2025.
Mr. Roque will continue to be eligible to participate in severance, retirement, welfare and benefit plans and programs generally available to other employees and executive officers of the Company. Mr. Roque and the Company will also enter into an agreement providing for his continued employment for a period of two years following a change of control of the Company, with a severance multiple of two times salary and bonus, similar to agreements with other executive officers that have been previously disclosed.
Mr. Roque does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Roque and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Roque and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
ITEM 7.01    REGULATION FD DISCLOSURE.
On May 7, 2026, the Company issued a press release announcing the appointment of Mr. Roque as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1     Press release dated May 7, 2026.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Stephanie M. Kelly
Stephanie M. Kelly
Chief Securities and Governance Counsel, Corporate Secretary
Date: May 7, 2026